UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

MEDQUIST INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-19941	22-2531298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Boulevard, Suite 300
Mount Laurel, New Jersey 08054-4632
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 15, 2010, MedQuist Inc. (the “Company”) and its majority shareholder, CBay Inc. (“CBay” and, together with the Company, “Purchasers”), entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Spheris, Inc. (“Spheris”) and certain of its affiliates (collectively with Spheris, the “Sellers”), under which the Company has agreed to purchase substantially all of the domestic business of Sellers, and CBay has agreed to purchase all of the outstanding shares of Spheris India Private Limited  (together, the “Assets”), subject to the terms and conditions therein.  Each of the Sellers is a debtor in a Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Agreement replaces the Stock and Asset Purchase Agreement by and among the Purchasers and Sellers dated February 2, 2010 (the “Prior Agreement”).

On April 15, 2010, the Agreement was approved by the Bankruptcy Court.  Under the terms of the Agreement, Purchasers have agreed to acquire the Assets from the Sellers for approximately $98.8 million in cash, the issuance of a promissory note by a subsidiary of the Company in the principal amount of $17.5 million, and the assumption of specified liabilities of the domestic business of Spheris.  CBay will acquire the stock of Spheris India Private Limited.   The Company has deposited approximately $11.6 million into escrow which will be credited to the purchase price on the completion of the acquisition of the Assets.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.  The Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Sellers or the Purchasers.  The Agreement contains representations and warranties by the Sellers, on the one hand, and by Purchasers, on the other hand, made solely for the benefit of the other.  These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Purchasers and the Sellers in connection with negotiating the terms of the Agreement, and may have been included in the Agreement for the purpose of allocating risk between Purchasers and the Sellers rather than to establish matters as facts.

A copy of the press release issued by the Company announcing the Agreement is attached as Exhibit 99.1.

Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, any statement that is not a statement of historical fact.  Actual results and events may vary materially from expectations.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from expectations, including, but not limited to, the risk that the acquisition of the Assets is not completed.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2009, or as supplemented in the Company’s subsequently filed periodic reports.  The Company does not intend to update publicly any forward-looking statements except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1#

Stock and Asset Purchase Agreement, dated April 15, 2010, between Spheris Holding II, Inc., Spheris Inc., Spheris Operations LLC, Vianeta Communications, Spheris Leasing LLC, Spheris Canada Inc., CBay Inc. and MedQuist Inc.

99.1	Press Release of MedQuist Inc. dated April 15, 2010.

# Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        MEDQUIST INC.

Dated:  April 21, 2010              By: /s/ Mark R. Sullivan

  Name:  Mark R. Sullivan

  Title: General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Stock and Asset Purchase Agreement, dated April 15, 2010, between Spheris Holding II, Inc., Spheris Inc., Spheris Operations LLC, Vianeta Communications, Spheris Leasing LLC, Spheris Canada Inc., CBay Inc. and MedQuist Inc.

99.1	Press Release of MedQuist Inc. dated April 15, 2010.